Exhibit 10.23

MF GLOBAL LTD.

2007 LONG TERM INCENTIVE PLAN

, 2007

1.	GENERAL PURPOSE

The name of this plan is the MF Global Ltd. 2007 Long Term Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Grantees (as defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. To accomplish the foregoing, the Plan provides that the Company may grant awards of Incentive Share Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Cash-Based Awards and Other Awards (each as defined below).

2.	DEFINITIONS & INTERPRETATION

(a) For purposes of the Plan, the following terms have the meanings assigned below:

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of shares of such entity or at least 20% of the ownership interests in such entity.

“Award” means an award of Incentive Share Options, Non-Qualified Share Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Cash-Based Awards or Other Awards under the Plan, which Awards may be issued in consideration of service rendered to the Company, its Subsidiaries and or its Affiliates.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee.

“Beneficial Owner” (and all variations thereof) will have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash-Based Awards” means an award granted pursuant to Section 12(a).

“Change in Control” means the occurrence of any one of the following events:

(i) The individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the

Board. For this purpose, any person who becomes a director after the Effective Date and whose appointment or election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an additional Incumbent Director. However, no such subsequently appointed, elected or nominated individual who is initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.

(ii) Any Person is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”).

Provided, however, that the event described in this paragraph (ii) will not be deemed to be a Change in Control if it is by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by a Grantee or any group of persons including a Grantee (or any entity controlled by a Grantee or any group of persons including a Grantee); (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (ii); or (G) by Man Group plc or any of its Subsidiaries until after the first time the number of Shares owned by Man Group plc has fallen below 15% at any time after the Effective Date.

In addition, a Change in Control will not occur solely because any Person (the “Subject Person”) became the Beneficial Owner of 30% or more of the outstanding Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company or any of its Subsidiaries which, by reducing the number of Company Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that, if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Company Voting Securities by the Company or its Subsidiaries, and after such acquisition by the Company the Subject Person becomes the

Beneficial Owner of any additional Company Voting Securities which increases the percentage of the then outstanding Company Voting Securities Beneficially Owned by the Subject Person, then a Change in Control will occur.

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) at least 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 80% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than Man Group plc or any of its Subsidiaries until after first time the number of Shares owned by Man Group plc has fallen below the 15% at any time after the Effective Date or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above will be deemed to be a “Non-Qualifying Transaction”).

(iv) The shareholders of the Company approve a plan of complete winding up, liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

“Code” means the U.S. Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board, as constituted at any time, or any successor to such committee, or any other committee of the Board appointed or designated by the Board, as described in Section 3 or as otherwise provided in Section 3.

“Company” means MF Global Ltd., a Bermuda company, and its successors.

“Effective Date” has the meaning assigned in Section 17.

“Eligible Recipient” means any full time or part time employee (including an officer or director who is also an employee) of the Company or any Subsidiary or Affiliate, any individual to whom an offer of employment has been extended, a member of the Board or a member of the board of directors of a Subsidiary, or a consultant or other individual providing services to the Company or any Subsidiary or Affiliate as selected by the Committee. References to “employment” and related terms in the Plan will include the provision of services in any capacity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fair Market Value” means, as of any given date, the fair market value of a Share as determined in good faith in accordance with a valuation methodology approved by the Committee.

“Grantee” means a person who has been granted an Award under the Plan that remains outstanding, even if such person is no longer an Eligible Recipient.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and will include adoptive relationships of the Grantee and family limited partnerships, trusts or similar entities which are primarily for the benefit of the Grantee and his or her Immediate Family.

“Incentive Share Option” means any Share Option that is intended to be designated as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code and that is designated as an “Incentive Share Option” in the applicable Award Agreement. Unless a Share Option is specifically designated as an Incentive Share Option, it will not be considered an Incentive Share Option.

“Initial Public Offering” means the initial underwritten public offering of the Shares pursuant to an IPO Prospectus filed on Form F-1 with the United States Securities and Exchange Commission.

“Non-Qualified Share Option” means any Share Option that is not an Incentive Share Option, including any Share Option that provides (as of the time such Share Option is granted) that it will not be treated as an Incentive Share Option.

“Other Awards” means an award granted pursuant to Section 12(b).

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns shares possessing 50% or more of the combined voting power of all classes of shares in one of the other corporations in the chain.

“Performance Award” means an Award granted under Section 11.

“Performance Criteria” has the meaning assigned in Section 11.

“Plan” has the meaning assigned in Section 1.

“Restricted Period” has the meaning assigned in Section 9.

“Restricted Shares” means Shares subject to restrictions granted pursuant to Section 9.

“Restricted Share Units” means the right pursuant to an Award granted under Section 10.

“Securities Act” means the U.S. Securities Act of 1933.

“Share” means a common share of the Company, par value US$1.00 per share.

“Share Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 8.

“Share Option” means an option to purchase Shares granted pursuant to Section 7.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company controls 50% or more of its outstanding voting securities or other equity interests, either directly or indirectly, at the time an Award is issued under the Plan.

(b) References in this Plan (i) to Sections are to sections of this Plan unless otherwise stated; (ii) to any contract (including any Award) are to the contract as amended, modified, supplemented or replaced from time to time; (iii) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; and (iv) to any governmental authority include any successor to the governmental authority. The various headings in this Plan are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Plan. Unless the context requires otherwise, words describing the singular number include the plural and vice versa, words denoting any gender include all genders and the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.”

3.	ADMINISTRATION

(a) The Plan will be administered by the Committee, which will consist of at least two members of the Board who will be appointed by, and will serve at the pleasure of, the Board. Except as otherwise determined by the Board, the members of the Committee will be “non-employee directors” to the extent required by Rule 16b-3 of the Exchange Act, and “outside directors” to the extent required by Section 162(m) of the Code (however, the failure of the Committee to be so comprised will not cause any Award to be invalid). The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter will also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to directors) or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee herein. If so determined by the Committee, any Award made to any Grantee who is “officer” within the meaning of Rule 16a-1(f) under the Exchange Act or member of the Board will be made by the full Board or a committee or subcommittee of the Board composed of at least two “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act.

(b) The Committee will have the power and authority to grant Awards under the Plan to Eligible Recipients pursuant to the terms of the Plan and to exercise all other powers granted to it under the Plan, subject to the terms of the Plan. In particular, but without limitation, the Committee will have the authority:

(ii) to select those Eligible Recipients who will be Grantees;

(iii) to determine whether, to what extent, and which Awards are to be granted to Grantees under the Plan;

(iv) to determine the number of Shares to be covered by each Award granted under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan, including the waiver or modification of any such terms or conditions;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, which will govern all written instruments evidencing Awards granted under the Plan, including Award Agreements relating hereto, as well as the waiver or modification of any such terms or conditions;

(vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it will from time to time deem advisable;

(viii) to construe, interpret and implement the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto) and to otherwise supervise the administration of the Plan;

(ix) to determine the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards will lapse or terminate, and the acceleration of any such dates;

(x) to determine the expiration date of any Award;

(xi) to determine, at any time, whether, to what extent, and under what circumstances an Award may be settled, or the option or reference price of an Award may be paid, in cash, Shares, other Awards, or other property or canceled, forfeited or suspended and the method or methods by which an Award may be settled, canceled, forfeited or suspended;

(xii) to determine whether a termination of employment has occurred with respect to any Grantee for purposes of the Plan and any Awards;

(xiii) to establish any “blackout” period that it deems necessary or advisable;

(xiv) to prescribe Award Agreements (such Award Agreements need not be identical for each Grantee) and amendments thereto;

(xv) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

(xvi) to make all other determinations necessary or advisable for administering the Plan.

(c) Without limiting the foregoing, the Committee may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Award granted under the Plan becomes exercisable, accelerate the lapse of restrictions, or waive any condition imposed under the Plan, with respect to any Award, and/or waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of any Award.

(d) All decisions made in good faith by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company and the Grantees.

(e) No member of the Board or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) will have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the

Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or dishonesty or willful criminal act or omission. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation, Memorandum of Association (or other foundational document) or Bye-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.	SHARES AVAILABLE UNDER THE PLAN

(a) The Committee may make Awards under this Plan for up to a total of                  Shares, which may be either treasury Shares, authorized but unissued Shares or Shares purchased by the Company in the open market or otherwise. Each Share Option or Share Appreciation Right granted under this Plan will reduce the number of Shares available for issuance under the Plan by one Share, and each Award granted under this Plan that may result in the issuance of Shares, other than a Share Option or Share Appreciation Right, will reduce the number of Shares available for issuance under the Plan by three Shares. Without limiting the foregoing, if Awards are granted in tandem, so that only one of the Awards may actually be exercised, only the Award that results in the greater reduction in the number of Shares available for grant will result in a reduction of the Shares so available, and the other Award will be disregarded. Awards payable only in cash or property other than Shares will not reduce the total remaining number of Shares available under the Plan, and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, will be added back to the number of Shares available with under the Plan. To the extent that (i) an Award under this Plan will be paid, settled or exchanged or will expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, (ii) any Shares under an Award under this Plan are not issued because of payment or withholding obligations or (iii) Restricted Shares under this Plan will revert back to the Company prior to the lapse of the applicable restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares to the same extent as the grant of the Awards covering such Shares or Restricted Shares originally reduced the number of Shares available for grant under this Plan. The maximum number of Shares that may be issued under the Plan will be adjusted by the Committee as appropriate to account for the events provided for in Section 5. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b) The total number of Shares as to which Awards of Options and Share Appreciation Rights may be granted to any individual Grantee during any calendar year may not, subject to adjustment as provided in Section 5, exceed             .

(c) The total number of Shares that may be delivered pursuant to the exercise of Incentive Share Options may not, subject to adjustment as provided in Section 5, exceed             .

5.	EQUITABLE ADJUSTMENTS

In the event of any change in the number of issued Shares (or issuance of shares other than Common Shares) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of Shares, the issuance of warrants or other rights to purchase Shares or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, Shares, other securities or other property) (each, an “Adjustment Event”), then the Committee shall equitably adjust the number or kind of Shares that may be issued under the Plan, and any or all of the terms of an outstanding Award (including the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the option or reference price of such Award), and such adjustments will be final, conclusive and binding for all purposes of the Plan. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it determines to be appropriate, including (i) the provisions of applicable law, (ii) the potential tax or accounting consequences of an adjustment (including, as applicable, under Section 162(m) of the Code and/or Section 409A of the Code) and (iii) the preservation of the benefits or potential benefits intended to be made pursuant to Awards and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. In connection with any adjustment pursuant to this Section 5, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property equal to the Fair Market Value of the Shares covered by such Awards, reduced by the option or reference price, if any. After any adjustment made pursuant to this Section 5, the number of shares subject to each outstanding Award will be rounded down to the nearest whole number.

6.	ELIGIBILITY

Eligible Recipients will be eligible to be granted any Award or any combination of Awards under the Plan at the same or different times, except that Incentive Share Options will only be granted to Eligible Recipients who are employees of the Company or one of its Subsidiaries.

7.	SHARE OPTIONS

Share Options may be granted alone or in addition to other Awards granted under the Plan. Any Share Option granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Share Option awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Share Options will enter into an Award Agreement with the Company, in such form as the Committee will determine. The Share Options granted under the Plan may be of two types: (i) Incentive Share Options and (ii) Non-Qualified Share Options. To the extent that any Share Option does not qualify as an Incentive Share Option, it will constitute a separate Non-Qualified Share Option. Share Options granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:

(a) Option Price. The option price per Share purchasable under a Share Option will be determined by the Committee in its sole discretion at the time of grant but, except as permitted in connection with the assumption or issuance of Share Options in a transaction to which Section 424(a) of the Code applies, will not be less than 100% of the Fair Market Value of a Share on such date (or in the case of Incentive Share Options, 110% of the Fair Market Value per share on such date if, on such date, the Eligible Recipient owns, or is deemed to own under the Code, shares possessing more than ten percent of the total combined voting power of all classes of Company Voting Securities (a “Ten Percent Owner”)).

(b) Option Term. The term of each Share Option will be fixed by the Committee, but no Share Option will be exercisable more than ten years (or in the case of Incentive Share Options granted to a Ten Percent Owner (as determined on the date of grant), five years) after the date such Share Option is granted.

(c) Other Terms and Conditions. The form, terms and conditions of each Share Option will be determined by the Committee and will be set forth in the Award Agreement. Such additional terms and conditions may include provisions relating to the vesting and exercisability of such Share Options as well as the conditions or circumstances upon which such Share Options may be accelerated, extended, forfeited or otherwise modified. The Committee will specify in the applicable Award Agreement the circumstances in which Share Options will vest, remain exercisable or be forfeited in the event of a Grantee’s termination of employment; provided that with respect to Incentive Share Options, a Grantee will not be deemed to have terminated employment if the Grantee is on a bona fide leave of absence for not longer than three months or has a right to re-employment that is guaranteed by statute or contract.

(d) Method of Exercise. Subject to any vesting conditions established under Section 7(c), Share Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the option price in cash (by certified check or as otherwise permitted by the Committee). As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) in the form of unrestricted Shares already owned by the Grantee that have a Fair Market Value on the date of tender equal to the aggregate option price of the Shares as to which such Share Option will be exercised

(in the case of an Incentive Share Option, the right to make payment in Shares must be authorized only at the time of grant); (ii) in the case of the exercise of a Non-Qualified Share Option, in the form of Restricted Shares subject to an award under the Plan (based, in each case, on the Fair Market Value of the Shares on the date the Share Option is exercised); (iii) any other form of consideration approved by the Committee and permitted by applicable law; or (iv) any combination of the foregoing. If payment of the option price of a Non-Qualified Share Option is made in whole or in part in the form of Restricted Shares, the Shares received upon the exercise of such Share Option will be restricted in accordance with the original terms of the Restricted Share Award in question, except that the Committee may direct that such restrictions will apply only to the number of Shares equal to the number of Restricted Shares tendered.

(e) Annual Limit on Incentive Share Options. In addition to the limitation applicable to Incentive Share Options in Section 4(c), to the extent that the aggregate Fair Market Value (determined as of the date the Incentive Share Option is granted) of Shares with respect to which Incentive Share Options granted to a Grantee under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Grantee during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision), the portion of such Incentive Share Options in excess of $100,000 will be treated as Non-Qualified Share Options.

(f) Settlement of an Option. When an Option is exercised pursuant to paragraph (d), the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Grantee an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the option price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Grantee in these circumstances will be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee will determine at the time the Option is exercised and/or at the time the Option is granted.

(g) No Repricing. Except as otherwise permitted by Section 5, reducing the exercise price of Options issued and outstanding under the Plan, including through amendment, cancellation and regrant, or repurchase of unexercisable Options for cash or other consideration, will require the approval of the Company’s shareholders.

8.	SHARE APPRECIATION RIGHTS

Share Appreciation Rights may be granted alone or in addition to other Awards granted under the Plan. Any SAR granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of SAR

Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted SARs will enter into an Award Agreement with the Company, in such form as the Committee will determine. Share Appreciation Rights granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:

(a) Reference Price. The reference price per Share underlying each SAR will be determined by the Committee in its sole discretion at the time of grant but, except as permitted in connection with the assumption or issuance of SARs in a transaction to which Section 424(a) of the Code applies, will not be less than 100% of the Fair Market Value of a Share on such date.

(b) SAR Term. The term of each SAR will be fixed by the Committee, but no SAR will be exercisable more than ten years after the date such SAR is granted.

(c) Other Terms and Conditions. The form, terms and conditions of each SAR will be determined by the Committee and will be set forth in an Award Agreement. Such additional terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Share Appreciation Rights as well as the conditions or circumstances upon which such Share Appreciation Rights may be accelerated, extended, forfeited or otherwise modified. Settlement of each Share Appreciation Right will be in cash, Shares, other Awards or other property, or any combination of the foregoing, in the sole discretion of the Committee. The Committee will specify in the applicable Award Agreement the circumstances in which Share Appreciation Rights will vest, remain exercisable or be forfeited in the event of a Grantee’s termination of employment.

(d) Method of Exercise. Upon the exercise of a SAR, the Grantee will be entitled to receive up to, but not more than, an amount in cash or that number of Shares (or any combination of cash and Shares, as determined by the Committee) equal in value to the excess of the Fair Market Value of one Share as of the date of exercise over the reference price per Share specified in the SAR Award Agreement, with the Committee having the right to determine the form of payment.

(e) No Repricing. Except as otherwise permitted by Section 5, reducing the reference price of SARs issued and outstanding under the Plan, including through amendment, cancellation and regrant, or repurchase of unexercisable SARs for cash or other consideration, will require the approval of the Company’s shareholders.

9.	RESTRICTED SHARES

Restricted Shares may be granted alone or in addition to other Awards granted under the Plan. Any Award of Restricted Shares granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Restricted Share Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Restricted Shares will enter into an Award Agreement with the Company, in such form as the Committee will determine. Restricted Shares granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:

(a) Purchase Price. The price per share of Restricted Shares, if any, that a Grantee must pay for Restricted Shares purchasable under an Award of Restricted Shares will be determined by the Committee in its sole discretion at the time of grant. Shares will not be issued for less than their par value.

(b) Other Terms and Conditions. The form, terms and conditions applicable to each Restricted Share will be determined by the Committee and will be set forth in an Award Agreement. Such terms and conditions may include the restrictions upon such Restricted Shares, the dates as of which restrictions upon such Restricted Shares will lapse (any period prior to such lapse with respect to a Restricted Share, the “Restricted Period”), and the conditions or circumstances upon which such Restricted Shares will be forfeited or the otherwise modified with respect to the applicable terms. The Committee will specify in the applicable Award Agreement the circumstances in which Restricted Shares will vest or be forfeited in the event of a Grantee’s termination of employment.

(c) Awards and Certificates. In the event that a share certificate is issued in respect of Restricted Shares, such certificate will be registered in the name of the Grantee and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that, unless the Committee will determine otherwise, the share certificates evidencing Restricted Shares granted under the Plan will be held in the custody of the Company until the restrictions thereon will have lapsed, and, as a condition of any Restricted Share Award, the Grantee will be required to deliver a stock power or share transfer form, endorsed in blank, relating to the Restricted Shares covered by such Award.

(d) Forfeiture of Restricted Shares. If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares will be tendered back to the Company for repurchase for nominal consideration to be determined by the Committee in its sole discretion. In the event that any Restricted Shares should be forfeited by the Grantee, any share certificate or certificates representing such Restricted Shares will be cancelled and the Restricted Shares will either be cancelled or returned to the Company and belong thereafter to the Company. Upon the reversion of such Restricted Shares to the Company, the Company will repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(a).

(e) Right to Vote and Receive Dividends on Restricted Shares. Each Grantee will, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share will be retained by the Company for the account of the relevant Grantee. Such dividends will revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends paid on such Restricted Share and retained by the Company will be paid to the relevant Grantee. Unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Grantee in respect of Restricted Shares, as dividends or otherwise, will be subject to the same restrictions applicable to such Restricted Shares.

10.	RESTRICTED SHARE UNITS

Restricted Share Units may be granted alone or in addition to other Awards granted under the Plan. Any Restricted Share Units granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Restricted Share Unit Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Restricted Share Units will enter into an Award Agreement with the Company, in such form as the Committee will determine. Restricted Share Units granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:

(a) Terms and Conditions. The form, terms and conditions of each Restricted Share Unit will be determined by the Committee and will be set forth in an Award Agreement. Such terms and conditions may include, the conditions or circumstances upon which such Restricted Share Unit will vest, be forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property will be delivered to the Grantee in respect of the Restricted Share Units. The Committee will specify in the applicable Award Agreement the circumstances in which Restricted Share Units will be paid or forfeited in the event of a Grantee’s termination of employment.

(b) Settlement of Restricted Share Units. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Share Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Grantee is entitled to receive other shares, securities or other property as a result of an adjustment, pursuant to Section 5, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other shares, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Grantee with respect to a Restricted Share Unit will be only those of a general unsecured creditor of the Company.

(c) Right to Receive Dividends on Restricted Share Units. Unless the Committee determines otherwise, during the period prior to payment of the Restricted Share Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Share Unit had such Shares been issued will be paid only at the time and to the extent such Restricted Share Unit is vested.

11.	PERFORMANCE AWARDS

Performance Awards may be granted alone or in addition to other Awards granted under the Plan. Any Performance Awards granted under the Plan will be in such form as the Committee may from time to time approve, and the provisions of Performance Awards need not be the same with respect to each Grantee. If requested by the Committee, Grantees who are granted Performance Awards will enter into an Award Agreement with the Company, in such form as the Committee will determine. Performance Awards granted under the Plan will be subject to the following terms and conditions and to the relevant Award Agreement:

(a) General. Performance Awards may be denominated as a cash amount, a number of Restricted Shares, a number of Restricted Share Units, or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award, including a Cash-Based Award, will constitute a Performance Award by conditioning the right of a Grantee to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. In the event that a share certificate is issued in respect of Performance Awards, such certificates will be registered in the name of the Grantee but will be held by the Company until the time such Performance Awards are earned. The performance conditions and the performance period applicable to each Performance Award will be determined by the Committee and set forth in an Award Agreement.

(b) Certain Performance Awards. To the extent a Performance Award is intended to satisfy the requirements for deductability under Section 162(m) of the Code, the Committee will, in accordance with the requirements of Section 162(m), establish written performance criteria for the Company on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units of the Company, which will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity and return on capital (“Performance Criteria”). Performance Awards may also be payable when Company performance, as measured by one or more of the above Performance Criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee. Performance Awards that are intended to satisfy the requirements for deductability under Section 162(m) of the Code may not be adjusted upward. The Committee has the discretion to adjust such Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(c) Adjustment. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Criteria. In addition, the Committee is authorized to make adjustments in the terms and conditions of Performance Awards, including to any applicable Performance Criteria, in recognition of unusual or nonrecurring events (including Adjustment Events, as well as acquisitions and dispositions of businesses and assets) affecting the Company or any business unit of the Company, or the financial statements of the Company or any business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Grantee, and any other circumstances deemed relevant; provided that the Committee will consider the extent to which any such adjustment may cause Awards to fail to be deductible under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards will be in cash, Shares, other Awards or other property, or any combination of the foregoing, in the sole discretion of the Committee. The Committee will specify in the applicable Award Agreement the circumstances in which Performance Awards will be paid or forfeited in the event of a Grantee’s termination of employment. Any payment of a Performance Award intended to satisfy the requirements for deductability under Section 162(m) of the Code will be conditioned on the written certification of the Committee in each case that the Performance Criteria and any other material conditions were satisfied.

12.	CASH-BASED AWARDS AND OTHER AWARDS

(a) Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee may grant cash-based awards to Grantees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine. The terms and conditions applicable to Cash-Based Awards, including the specified payment amount or payment range, will be as determined by the Committee and set forth in an Award Agreement. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any individual Grantee in any one calendar year may not exceed 25 million U.S. dollars.

(b) Other Awards. The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee will determine. Such Other Awards may entail the issue or transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions applicable to Other Awards will be as determined by the Committee and set forth in an Award Agreement.

13.	CHANGE IN CONTROL

Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(a) any and all Share Options and Share Appreciation Rights granted under the Plan will become vested and immediately exercisable;

(b) any Restricted Period and other restrictions imposed on Restricted Shares or Restricted Share Units will lapse, and Restricted Share Units will become vested and immediately payable;

(c) the target payout opportunities attainable under all outstanding Performance Awards (including Awards intended to be qualify for deductability under Section 162(m) of the Code) will be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control, such that: (i) the vesting of all Performance Awards denominated in Shares will be accelerated as of the effective date of the Change in Control and will be paid out to Grantees within 10 days following the effective date of the Change in Control; and (ii) Performance Awards denominated in cash will be accelerated as of the effective date of the Change in Control and will be paid to Grantees in cash within 10 days following the effective date of the Change in Control;

(d) unless otherwise specifically provided in an Award Agreement, the Committee will immediately vest and pay out all Cash-Based Awards and Other Awards; and

(e) the Committee will have the ability to determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash, Shares or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Share Option using a value higher than the Fair Market Value of a Share on the date of settlement and (ii) the Committee may cancel without any payment or other consideration any Share Options and SARs having, as applicable, an option price or reference price per Share at the time of the Change in Control that is less than the consideration received by shareholders of the Company in respect of a Share in connection with the Change in Control.

14.	AMENDMENT AND TERMINATION

The Committee or the Board may at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided that, except as provided at Section 5 hereof, no amendment by the Committee or the Board will increase the total number of Shares which may be issued subject to the Plan, or make any other change for which shareholder approval is required under any applicable law, regulation or exchange requirement unless such change is approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement. Except as provided in Section 16(h), no action taken pursuant to this Section 14 of the Plan will, without the consent of the Grantee, be effective with respect to any Award which has been previously granted to a Grantee if it materially impairs such Award, except that the Committee and the Board have full discretion to amend the Plan to the extent necessary to preserve equity accounting treatment with respect to any Award and any outstanding Award Agreement will be deemed to be so amended without obtaining the consent of any Grantee. For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award will not be considered to materially impair the rights of any Grantee.

15.	UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee by the Company, nothing contained herein will give any such Grantee any rights that are greater than those of a general creditor of the Company.

16.	GENERAL PROVISIONS

(a) Securities Laws Compliance. Shares will not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, Bermuda law, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may require any Grantee to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

(b) Certificate Legends. The Committee may require each person acquiring Shares under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof, and this requirement may be a condition to the issue of such Shares. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued or delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable foreign, federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) No Right to Employment. The adoption of the Plan will not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor will it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(d) No Rights as a Shareholder. Except as otherwise provided in an Award Agreement, no Grantee (or other person having rights pursuant to such Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to such Award until such Shares are issued to such person, and, if requested by the Company, until such person has given the representation described in Section 16(a). Except as otherwise provided in an Award Agreement or pursuant to Section 5, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such share certificate is issued.

(e) Non-Transferability. Except as otherwise provided by the Committee or in a Grantee’s Award Agreement, Awards may not be sold, pledged, assigned, encumbered, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution, and as applicable, may be exercised, during the lifetime of the Grantee, only by the Grantee or the Grantee’s legal representative. Any attempt to dispose of any Awards in contravention of any such restrictions will be null and void and without effect. Notwithstanding the foregoing, the Committee in its discretion may permit a Grantee to transfer a Non-Qualified Share Option by instrument to an inter vivos or testamentary trust in which the Share Options are to be passed to beneficiaries upon the death of the Grantee, or by gift to Immediate Family.

(f) Payment of Taxes/Right of Offset. As a condition to the receipt of any Shares pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a withholding obligation on the part of the Company relating to an Award (including, without limitation, for FICA taxes and any other federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such Award), the Company will require that the Grantee remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient in the opinion of the Committee to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves the issue or transfer of Shares, then, unless the applicable Award Agreement provides otherwise, the Committee may permit the Grantee to satisfy the withholding obligation by electing to have the Company withhold Shares or by tendering previously owned Shares, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, Fair Market Value will be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional share amount to be settled in cash). The obligations of the Company under the Plan will be conditional on the making of such payments or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

(g) Tax Notifications. Each Grantee will promptly notify the Company of any election the Grantee makes under Section 83(b) of the Code or any disposition of Shares delivered pursuant to the exercise of an Incentive Share Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(h) Section 409A. If any distribution or settlement of an Award pursuant to the terms of this Plan or an Award Agreement would subject a Grantee to tax under Section 409A of the Code, the Company will use reasonable efforts to modify the Plan or applicable Award Agreement in the least restrictive manner necessary in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without any diminution in the value of the payments to an affected Grantee.

(i) Forfeiture Conditions. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with applicable law, the Committee may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, the Grantee’s failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or any supplementary policy or agreement that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and its Affiliates.

(j) Deferral of Awards; Dividend Equivalent Rights. The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred, either automatically, or at the election of the Committee or a Grantee. Subject to the provisions of the Plan and any Award Agreement, the recipient of the Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to other dividends or distributions on Shares, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, any such rights with respect to dividends granted by the Committee in connection with or related to an Option or a Share Appreciation Right will be granted in a manner and on such terms as will not result in the related Option or Share Appreciation Right as being treated as providing for deferred compensation under Section 409A of the Code.

(k) Nature of Payments; Other Payments or Awards. Any and all grants of Awards and issuances of Shares under the Plan will constitute a special incentive payment to the Grantee and will not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any Agreement with the Grantee, unless such plan or Agreement specifically provides otherwise. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(l) Binding on Successors. The terms of this Plan will be binding upon and inure to the benefit of the Company and its successors and assigns.

(m) Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

(n) Severability. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable under the Plan.

17.	EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on             . The Plan was approved by the Company’s shareholders on             . The Plan will become effective on the date of the commencement of the Initial Public Offering (the “Effective Date”). If the Initial Public Offering is not completed by December 31, 2007, the Plan will expire and be null and void without any force or effect.

18.	TERM OF PLAN

No Award will be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date or any earlier termination of the Plan as provided in Section 14, but Awards granted before the earlier of such dates may extend beyond that date.

19.	GRANTEES BASED OUTSIDE OF THE U.S.

Without limiting the generality of the Committee’s powers and authority under the Plan, in order to comply with the laws in other countries in which the Company or any Subsidiary or Affiliate employs Eligible Recipients, the Committee may, in its sole discretion (a) modify the terms and conditions of any Award granted to Grantees outside the United States to comply with applicable foreign laws; (b) establish sub-plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (any such sub-plans and modifications to the Plan’s terms and procedures pursuant to this Section 19 will be attached to this Plan document as appendices) and (c) take any action, before or after an Award is granted, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; provided that the Committee may not take any actions under this Section 19 and no Awards will be granted that would violate the Exchange Act or any other applicable law, regulation or exchange requirement.

20.	GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto will be governed by and construed in accordance with the laws of the State of New York (United States) without regard to principles of conflict of laws.